Exhibit 99.1

P R E S S A N N O U N C E M E N T

Investor Relations Contact:	Public Relations Contact:
Tom Barth	John Stewart
Progress Software Corporation	Progress Software Corporation
(781) 280-4135	(781) 280-4101
tobarth@progress.com	jstewart@progress.com

Progress Software Reports 2012 Fiscal Second Quarter Results

Divests FuseSource Product Line to Red Hat

BEDFORD, MA, June 27, 2012 (BUSINESSWIRE) — Progress Software Corporation (NASDAQ: PRGS), a global software company that simplifies and enables the development, deployment and management of business applications, announced today results for its fiscal second quarter ended May 31, 2012.

Revenue for the quarter was $114.6 million, down from $134.7 million in the same quarter last year, a decrease of 12% on a constant currency basis, or 15% otherwise.

Revenue for the strategic "Core" products, represented by the Progress® OpenEdge ® platform, DataDirect® Connect products and the Decision Analytics portfolio (comprising Progress Apama®, Progress Corticon® BRMS and the Progress Control Tower®) was $78.7 million, down from $91.2 million in the same quarter last year, a year-over-year decline of 10% on a constant currency basis, or 14% otherwise.

On a GAAP basis, consolidated results in the fiscal second quarter of 2012 were:

•	Loss from operations was $(3.8) million compared to income from operations of $27.2 million in the same quarter last year;

•	Net loss was $(1.9) million compared to net income of $18.0 million in the same quarter last year; and

•	Diluted earnings per share were $(0.03) compared to $0.26 in the same quarter last year.

On a non-GAAP basis, consolidated results in the fiscal second quarter of 2012 were:

•	Adjusted income from operations was $19.6 million compared to $39.8 million in the same quarter last year;

•	Adjusted net income was $13.5 million compared to $26.6 million in the same quarter last year; and

•	Adjusted diluted earnings per share were $0.21 compared to $0.38 in the same quarter last year.

Jay Bhatt, president and chief executive officer, Progress Software, said, “Our quarterly results reflect a company in transition. Our announcement on April 25 outlined Progress' new strategic plan, leveraging our 30-year history, experience, expertise and leadership in application development and deployment. The first phase of this strategic plan is focused on improving the performance in our “Core” product portfolio, and the second phase is to enhance and refine our next-generation Application Platform-as-a-Service (aPaaS) offering. Our second quarter performance was impacted by significant disruption among our employees, customers, and partners caused by the announcement of dramatic changes to our strategy and operations, among other things. We anticipate some disruption to continue into the third and fourth quarters but feel confident with the potential of our “Core” products to exit the year with positive momentum.”

Other fiscal second quarter 2012 results include the following:

•	Revenue for non-Core products was $35.9 million compared to $43.5 million in the same quarter last year;

•	Cash flows from operations were $15.2 million, a decrease from $38.8 million in the same quarter in fiscal 2011;

•	Cash, cash equivalents and short-term investments increased to $328.2 million from $261.4 million at the end of the fiscal fourth quarter 2011;

•	DSO was 67 days, down 7 days from the fiscal first quarter of 2012 and up 6 days year-over-year; and

•	Headcount was 1,607, down 8% from the end of last quarter and down 3% from one year ago.

Progress Software is executing aggressively on its new strategic plan, including the following specific actions:

•
Cost Savings and Re-Investment — The company initiated cost reduction efforts during the fiscal second quarter, and reductions in our global workforce were substantially completed in all jurisdictions besides Europe, where the legal notification processes commenced. Facilities consolidations will occur during the fiscal third quarter. Ultimately, when completed, we will reduce our annual run-rate costs by approximately $55 million gross value, with the net reduction of $40 million after reinvesting $15 million back into the Core business;

•
Share Repurchase — The company reiterates its plans to execute a $150 million share repurchase before the end of the fiscal year ending November 30, 2012, and its intent to repurchase at least another $200 million in fiscal 2013; and

•
Divest Non-Core Product Lines — The company has made substantial progress toward the divestiture of the ten product lines identified as non-Core in its strategic plan, including entering into a definitive purchase and sale agreement for the FuseSource product line with Red Hat, Inc. Subject to customary closing conditions, the FuseSource divestiture is expected to be completed in the fiscal third quarter of 2012. Terms of the transaction were not disclosed.

Business Outlook
Due to continued anticipated disruption, the company is not providing guidance for the fiscal third quarter ending August 31, 2012.

However, the company is providing the following guidance for the fiscal fourth quarter ending November 30, 2012:

•	Core revenue is expected to be in the range of $90 million to $95 million;

•	On a constant currency basis, revenue growth is expected to be 0% to 1% compared to the fiscal fourth quarter of 2011; and

•	Core operating margin is expected to be in the range of 25% to 30%.

Progress Software is reiterating the following guidance:

•	Core revenue for the fiscal year ending November 30, 2013 is expected to grow 5% on a constant currency basis; and

•	Core operating margin for the fiscal fourth quarter ending November 30, 2013 is expected to be 35%.

The Core revenue guidance for the fiscal fourth quarter ending November 30, 2012 and fiscal year ending November 30, 2013, excludes revenue from our non-Core product lines. The Core operating margin guidance for the periods excludes the operating income of our non-Core product lines, and also excludes the items we traditionally exclude from our non-GAAP metrics. Non-Core revenue and operating margin, and the traditional consolidated non-GAAP reconciling items are difficult to predict for the rest of the year, as we cannot be certain as to the timing of our anticipated divestitures.

Conference Call
The Progress Software quarterly investor conference call to review its fiscal second quarter 2012 will be broadcast live at 5:00 p.m. ET on Wednesday, June 27, 2012 on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-877-604-9673, pass code 4661385. The conference call will include only brief comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress Software website within the investor relations section after the live conference call.

Legal Notice Regarding Non-GAAP Financial Information
Progress Software provides non-GAAP financial information as additional information for investors. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Progress Software believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management uses these non-GAAP results to compare the company’s performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the company’s GAAP financial results is included in the tables below. Additional information regarding the company’s non-GAAP financial information is contained in the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission in connection with this press release, which is available on the Progress website at www.progress.com within the investor relations section.

Note Regarding Forward-Looking Statements
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this press release include, but are not limited to, statements regarding Progress’s strategic plan and the expected timing for completion; the components of that plan including operational restructuring, product divestitures and return of capital to shareholders; acquisitions; future revenue growth, operating margin and cost savings; product development, strategic partnering and marketing initiatives; the growth rates of certain markets; and other statements regarding the future operation, direction and success of Progress’s business. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Progress’s ability to realize the expected benefits and cost savings from its strategic plan; (2) market acceptance of Progress’s strategic plan and product development initiatives; (3) disruption caused by implementation of the strategic plan and related restructuring and divestitures on relationships with employees, customers, ISVs, other channel partners, vendors and other business partners; (4) pricing pressures and the competitive environment in the software industry and Platform-as-a-Service market; (5) Progress’s ability to complete the proposed product divestitures in a timely manner, at favorable prices or at all; (6) Progress’s ability to make technology acquisitions and to realize the expected benefits and anticipated synergies from such acquisitions; (7) the continuing weakness in the U.S. and international economies, which could result in fewer sales of Progress’s products and/or delays in the implementation of Progress’s strategic plan and may otherwise harm Progress’s business; (8) business and consumer use of the Internet and the continuing adoption of Cloud technologies; (9) the receipt and shipment of new orders; (10) Progress’s ability to expand its relationships with channel partners and to manage the interaction of channel partners with its direct sales force; (11) the timely release of enhancements to Progress’s products and customer acceptance of new products; (12) the positioning of Progress’s products in its existing and new markets; (13) variations in the demand for professional services and technical support; (14) Progress’s ability to penetrate international markets and manage its international operations; and (15) changes in exchange rates. For further information regarding risks and uncertainties associated with Progress’s business, please refer to Progress’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2011, as amended, and Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 2012. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Progress Software Corporation
Progress Software Corporation (NASDAQ: PRGS) is a global software company that simplifies and enables the development, deployment and management of business applications on-premise or on any Cloud, on any platform and on any device with minimal IT complexity and low total cost of ownership. Progress Software can be reached at www.progress.com or 1-781-280-4000.

Apama, Corticon, DataDirect Connect, OpenEdge, and the Progress Control Tower are trademarks or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	May 31, 2012	May 31, 2011	% Change	May 31, 2012	May 31, 2011	% Change
Revenue:
Software licenses	$29,673	$45,417	(35)%	$71,165	$96,753	(26)%
Maintenance and services	84,923	89,267	(5)%	167,857	172,168	(3)%
Total revenue	114,596	134,684	(15)%	239,022	268,921	(11)%
Costs of revenue:
Cost of software licenses	2,273	2,321	(2)%	4,561	4,702	(3)%
Cost of maintenance and services	19,877	19,906	—%	39,257	37,674	4%
Amortization of acquired intangibles	3,631	3,930	(8)%	7,365	7,905	(7)%
Total costs of revenue	25,781	26,157	(1)%	51,183	50,281	2%
Gross profit	88,815	108,527	(18)%	187,839	218,640	(14)%
Operating expenses:
Sales and marketing	41,528	44,312	(6)%	88,775	89,010	—%
Product development	22,727	20,137	13%	45,122	40,996	10%
General and administrative	18,069	13,742	31%	33,521	25,594	31%
Amortization of acquired intangibles	1,767	1,982	(11)%	3,588	4,256	(16)%
Restructuring expenses	8,496	1,144	643%	8,496	3,258	161%
Acquisition-related expenses	—	—	—%	215	—	—%
Total operating expenses	92,587	81,317	14%	179,717	163,114	10%
(Loss) income from operations	(3,772)	27,210	(114)%	8,122	55,526	(85)%
Other income, net	249	209	19%	519	170	205%
(Loss) income before income tax (benefit) provision	(3,523)	27,419	(113)%	8,641	55,696	(84)%
Income tax (benefit) provision	(1,615)	9,459	(117)%	3,060	17,215	(82)%
Net (loss) income	$(1,908)	$17,960	(111)%	$5,581	$38,481	(85)%
Earnings per share:
Basic	$(0.03)	$0.27	(111)%	0.09	$0.57	(84)%
Diluted	$(0.03)	$0.26	(112)%	0.09	$0.55	(84)%
Weighted average shares outstanding:
Basic	63,051	66,897	(6)%	62,598	66,942	(6)%
Diluted	63,051	69,246	(9)%	63,641	69,453	(8)%

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	May 31, 2012	November 30, 2011
Assets
Current assets:
Cash, cash equivalents and short-term investments	$328,248	$261,416
Accounts receivable, net	85,787	110,927
Other current assets	36,916	35,434
Total current assets	450,951	407,777
Property and equipment, net	66,444	66,206
Goodwill and intangible assets, net (1)	311,062	322,232
Other assets (1)	70,854	69,527
Total assets	$899,311	$865,742
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	83,527	85,781
Short-term deferred revenue	146,882	145,727
Total current liabilities	230,409	231,508
Long-term deferred revenue	5,517	6,619
Other long-term liabilities (1)	3,841	5,315
Shareholders’ equity:
Common stock and additional paid-in capital	342,087	309,221
Retained earnings	317,457	313,079
Total shareholders’ equity	659,544	622,300
Total liabilities and shareholders’ equity	$899,311	$865,742

(1) The November 30, 2011 balance sheet has been revised to reflect purchase accounting measurement period adjustments.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
(In thousands)	May 31, 2012	May 31, 2011	May 31, 2012	May 31, 2011
Cash flows from operating activities:
Net (loss) income	$(1,908)	$17,960	$5,581	$38,481
Depreciation and amortization	8,417	8,095	16,979	16,556
Stock-based compensation	6,669	5,103	13,760	9,287
Other non-cash adjustments	644	997	1,003	1,448
Changes in operating assets and liabilities	1,338	6,658	16,366	23,271
Net cash flows from operating activities	15,160	38,813	53,689	89,043
Capital expenditures	(2,199)	(5,142)	(6,141)	(8,494)
Redemptions at par by issuers of auction-rate-securities	—	6,000	225	6,200
Issuances of common stock, net of repurchases	6,514	(22,982)	20,487	(29,102)
Other	(6,391)	1,450	(1,428)	8,935
Net change in cash, cash equivalents and short-term investments	13,084	18,139	66,832	66,582
Cash, cash equivalents and short-term investments, beginning of period	315,164	370,839	261,416	322,396
Cash, cash equivalents and short-term investments, end of period	$328,248	$388,978	$328,248	$388,978

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	May 31, 2012	May 31, 2011	% Change	May 31, 2012	May 31, 2011	% Change
GAAP (loss) income from operations	$(3,772)	$27,210	(114)%	$8,122	$55,526	(85)%
GAAP operating margin %	(3)%	20%		3%	21%
Amortization of acquired intangibles	5,398	5,912		10,953	12,161
Stock-based compensation (1)	6,669	5,103		13,760	9,287
Transition expenses	—	432		—	856
Restructuring expenses	8,496	1,144		8,496	3,258
Acquisition-related expenses	—	—		215	—
Litigation settlement	—	—		900	—
Proxy contest-related costs	2,766	—		3,238	—
Total operating adjustments (2)	23,329	12,591		37,562	25,562
Non-GAAP income from operations	$19,557	$39,801	(51)%	$45,684	$81,088	(44)%
Non-GAAP operating margin %	17%	30%		19%	30%

GAAP net (loss) income	$(1,908)	$17,960		$5,581	$38,481
Operating adjustments (2)	23,329	12,591		37,562	25,562
Income tax adjustment	(7,874)	(3,955)		(11,910)	(8,032)
Total net income adjustments (2)	15,455	8,636		25,652	17,530
Non-GAAP net income	$13,547	$26,596	(49)%	$31,233	$56,011	(44)%

GAAP earnings per share - diluted	$(0.03)	$0.26		$0.09	$0.55
Total net income adjustments (2)	0.24	0.12		0.40	0.25
Non-GAAP earnings per share - diluted	$0.21	$0.38	(45)%	$0.49	$0.81	(40)%
Weighted average shares outstanding - diluted	64,151	69,246		63,641	69,453

(1) Stock-based compensation is included in the GAAP statements of income, as follows:

Cost of revenue	$512	$156		$1,099	$379
Sales and marketing	1,707	901		3,841	2,191
Product development	1,668	1,290		3,614	2,559
General and administrative	2,782	2,756		5,206	4,158
	$6,669	$5,103		$13,760	$9,287

(2) Adjustments reported for the three and six months ended May 31, 2011 have been revised to eliminate our use of a non-GAAP revenue measure. See our Current Report on Form 8-K filed with this press release for additional information.